Exhibit 99.1

Popular, Inc. Announces First Quarter Financial Results

  Net income of $92.9 million for the first quarter of 2017
  Net interest margin of 4.08% in Q1 2017, compared to 4.02% in Q4 2016
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) increased by $17.7 million from Q4 2016; NPLs to loans ratio stable at 2.5% from Q4 2016;
    Net charge-offs (NCOs) decreased by $20.6 million; NCOs at 0.63% of average loans held-in-portfolio vs. 1.00% in Q4 2016;
    Allowance for loan losses of $516.7 million vs. $510.3 million in Q4 2016; Allowance for loan losses to loans held-in-portfolio at 2.27% vs. 2.24% in Q4 2016;
    Allowance for loan losses to NPLs at 89.8% vs. 91.5% in Q4 2016.
  Common Equity Tier 1 ratio of 16.33%, Common Equity per Share of $50.41 and Tangible Book Value per Share of $43.84 at March 31, 2017

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--April 25, 2017--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported a net income of $92.9 million for the quarter ended March 31, 2017, compared to net loss of $4.1 million for the quarter ended December 31, 2016. The results for the fourth quarter of 2016 reflect an after-tax charge amounting to $87 million, related to the unfavorable award under the portfolio sales arbitration with the FDIC, as receiver.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “We are pleased to start 2017 generating strong revenues and stable credit quality, despite the challenges in our local market. We also completed a $75 million stock repurchase in the period and remain encouraged by our continued growth in the U.S.”

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-17	31-Dec-16	31-Mar-16
Net interest income	$362,098	$355,405	$352,412
Provision for loan losses – non-covered loans	42,057	40,924	47,940
Provision (reversal of provision) for loan losses – covered loans [1]	(1,359)	441	(3,105)
Net interest income after provision for loan losses	321,400	314,040	307,577
FDIC loss-share expense	(8,257)	(130,334)	(3,146)
Other non-interest income	124,126	130,159	114,776
Operating expenses	311,318	320,871	301,943
Income (loss) from continuing operations before income tax	125,951	(7,006)	117,264
Income tax expense (benefit)	33,006	(1,766)	32,265
Income (loss) from continuing operations	92,945	(5,240)	84,999
Income from discontinued operations, net of tax	-	1,135	-
Net income (loss)	$92,945	$(4,105)	$84,999
Net income (loss) applicable to common stock	$92,014	$(5,036)	$84,068
Net income (loss) per common share from continuing operations - Basic	$0.89	$(0.06)	$0.81
Net income (loss) per common share from continuing operations - Diluted	$0.89	$(0.06)	$0.81
Net income per common share from discontinued operations - Basic	$-	$0.01	$-
Net income per common share from discontinued operations - Diluted	$-	$0.01	$-

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreement.

Significant Events

During the quarter ended March 31, 2017, the Corporation completed the previously announced common stock repurchase plan of $75 million, acquiring 1,847,372 shares at a price of $40.60. The plan was completed under a privately negotiated accelerated share repurchase transaction (“ASR”). The Corporation recognized $79.5 million in treasury stock, based on the stock’s spot price, offset by a $4.5 million adjustment to capital surplus resulting from the decline in the Corporation’s stock price during the term of the ASR.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure.

No adjustments are reflected for the first quarter of 2017. The following tables reflect the results of operations for the fourth quarter of 2016, with adjustments to exclude the impact of certain events to arrive at the adjusted net income.

Adjusted Net Income - Reconciliation to GAAP Financial Measures

(Unaudited)
(In thousands)	31-Dec-16
	Pre-tax	Income tax effect		Impact on net income
U.S. GAAP Net loss				$(4,105)
Non-GAAP Adjustments:
FDIC arbitration award[1]	116,833	(30,123)	[3]	86,710
Other FDIC - LSA adjustments[2]	9,874	(2,797)	[3]	7,077
Income from discontinued operations[4]	(2,015)	880		(1,135)
Adjusted net income (Non-GAAP)				$88,547
[1]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims.
[2]Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.
[3]Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.
[4]Represents income from discontinued operations associated with the BPNA reorganization.

Net interest income

Net interest income for the quarter ended March 31, 2017 was $362.1 million, compared to $355.4 million for the previous quarter. The impact of having two fewer days in the quarter had a negative impact in the net interest income of $4.9 million. Net interest margin was 4.08% for the quarter compared to 4.02% for the previous quarter.

The increase in net interest income was mainly related to:

  Higher income from money market and investment securities by $5.1 million, or 14 basis points, due to higher volume and yields, particularly on U.S. Treasuries and mortgage-backed securities related to purchases during the quarter and the increase in Fed funds rates on December, 2016 and March, 2017;
  Higher income from commercial loans by $2.3 million, or 6 basis points, driven by loan growth in the U.S. and higher yields at BPPR mainly due to the impact on the variable rate portfolio of the increase in market rates in the recent months, partially offset by two fewer days as previously mentioned; and
  Lower interest expense from time deposits by $1.3 million, or 4 basis points, mainly from lower average balances and the impact of an unfavorable adjustment on equity linked deposits at BPPR recorded during the previous quarter.

These positive variances were partially offset by:

  Lower income from consumer loans by $2.1 million driven by lower average balances both at BPPR and BPNA, partially offset by higher yield resulting from variable rate loans and the re-pricing, renewals and acquisitions of consumer loans in a higher interest rate environment; and
  Lower income from the Westernbank (“WB”) loan portfolio by $1.4 million, or 3 basis points, due to normal run-off and as a result of the quarterly recast process.

BPPR’s net interest income amounted to $310.2 million for the quarter ended March 31, 2017, compared to $305.4 million for the previous quarter. The increase of $4.8 million in net interest income was mainly due to higher income from money market and investment securities, higher yield from commercial loans and lower cost of time deposits, as discussed above, partially offset by lower income from WB loans and consumer loans. The net interest margin for the first quarter was 4.46%, an increase of 7 basis points when compared to 4.39% for the previous quarter. The deployment of liquidity in investment securities and the impact of higher rates resulting from recent market rate movements, had a positive impact on the net interest income. P.R. earning assets yielded 4.81%, compared to 4.77% in the previous quarter, while the cost of interest bearing liabilities was 0.50%, compared to 0.54% in the previous quarter.

BPNA’s net interest income was $67.1 million, compared to $65.3 million in the previous quarter mainly due to higher income from commercial and construction loans, partially offset by lower income from lower volume of consumer loans and higher deposit costs. Net interest margin increased 5 basis points to 3.52% compared to 3.47% for the previous quarter driven by higher yields on interest earning assets. U.S. earning assets yielded 4.28%, compared to 4.21% in the previous quarter, while the cost of interest bearing liabilities was 0.98%, compared to 0.96% in the previous quarter.

Non-interest income (loss)

The favorable variance in non-interest income (loss) of $116.0 million, when compared to the fourth quarter of 2016, was primarily driven by:

  Lower FDIC loss-share expense by $122.1 million primarily due to a $116.8 million charge related to the portfolio sales arbitration decision denying BPPR's claims under the commercial loss sharing agreement and $9.9 million in additional adjustments related to restructured commercial loans, both recorded during the fourth quarter of 2016; and
  Higher other operating income by $4.0 million mainly due to higher earnings from investments under the equity method by $3.4 million.

These positive variances were partially offset by:

  Lower other service fees by $9.1 million due to lower insurance commission revenues primarily related to $7.1 million in contingent commissions recorded during the fourth quarter of 2016. Refer to Table F for a breakdown of other service fees; and
  Lower income from mortgage banking activities by $3.1 million due to higher trading account loss by $5.7 million from higher realized losses on closed derivative positions, partially offset by higher net gain on sale of loans by $2.8 million due to higher gains from securitization transactions.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16

Income Statement
Interest income on WB loans	$38,182	$39,642	$44,904
Total FDIC loss-share expense	(8,257)	(130,334)	(3,146)
Provision (reversal) for loan losses- WB loans	(499)	(2,292)	(356)
Total revenues (expenses) less provision (reversal) for loan losses	$30,424	$(88,400)	$42,114

Balance Sheet
WB loans	$1,808,057	$1,861,106	$2,071,191
FDIC loss-share asset	58,793	69,334	219,448
FDIC true-up payment obligation	160,543	153,158	120,188

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $311.3 million for the first quarter of 2017, a decrease of $9.6 million when compared to the fourth quarter of 2016. The decrease in operating expenses was driven primarily by:

  Lower net occupancy expense by $1.1 million as a result of lower maintenance expense;
  Lower professional fees by $16.4 million mainly due to legal fees related to the FDIC arbitration proceedings incurred during the fourth quarter of 2016, programming, processing and other technology services; and
  Lower business promotion expense by $3.9 million due to lower seasonal advertising expense at BPPR.

These decreases were partially offset by:

  Higher personnel cost by $3.2 million mainly due to higher salaries, commission, incentives and other bonuses; and
  Higher other operating expenses by $8.8 million as a result of a write-down of $7.6 million recognized during the first quarter of 2017, related to capitalized software costs for a project which was discontinued by the Corporation.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $16.6 million for the first quarter of 2017, compared to $14.8 million for the fourth quarter of 2016. The increase was principally due to higher collections expense at BPPR.

Full-time equivalent employees were 7,820 as of March 31, 2017, compared to 7,828 as of December 31, 2016.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended March 31, 2017, the Corporation recorded an income tax expense of $33.0 million, compared to an income tax benefit of $1.8 million from its continued operations for the previous quarter. The increase in the income tax expense is mainly due to the operating loss at BPPR for the fourth quarter of 2016, driven by the unfavorable FDIC arbitration decision, compared to the taxable income for the current quarter.

The effective income tax rate for the first quarter of 2017 was 26%, compared to 25% for previous quarter. The effective tax rate is impacted by the composition and source of the taxable income.

Credit Quality

Despite the lingering macroeconomic conditions in Puerto Rico, the Corporation continued to reflect stable credit quality metrics when compared to the fourth quarter of 2016. The BPPR segment experienced a decline in net charge-offs, while higher NPLs and inflows to NPLs was driven by a single commercial relationship. The U.S. operation continued to reflect positive results with strong growth and favorable credit quality metrics. The Corporation remains attentive to changes in credit quality trends given the uncertain economic environment in the island.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $21.7 million quarter-over-quarter, mainly driven by higher inflows in the BPPR commercial portfolio of $16.2 million, mostly due to the addition of a single $24.5 million relationship.
  Total non-performing loans held-in-portfolio increased by $17.7 million from the fourth quarter of 2016, driven by higher BPPR commercial NPLs of $15.8 million driven by a single $24.5 million relationship. At March 31, 2017, NPLs to total loans held-in-portfolio ratio remained at 2.5%, from the fourth quarter of 2016.
  Net charge-offs decreased by $20.6 million from the fourth quarter of 2016. This decrease was mainly related to the following reductions in the BPPR segment: (i) a $7.4 million decrease in mortgage NCOs, (ii) a $6.6 million decrease in the commercial NCOs, as the prior quarter included a $5.9 million charge-off related to a single borrower, and (iii) a $6.2 million decrease in consumer NCOs, mostly credit cards and auto loans. The Corporation’s ratio of annualized net charge-offs to average non-covered loans held-in-portfolio stood at 0.63%, compared to 1.00% in the fourth quarter of 2016. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $6.4 million from the fourth quarter 2016 to $516.7 million, primarily driven by higher reserves for the U.S. taxi medallion portfolio. The general and specific reserves related to non-covered loans totaled $398.6 million and $118.1 million, respectively, at quarter-end, compared with $398.9 million and $111.4 million, respectively, as of December 31, 2016. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.27% in the first quarter of 2017, compared to 2.24% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio remained stable at 89.8%, compared to 91.5% in the previous quarter.
  The provision for loan losses for non-covered loans for the first quarter of 2017 increased slightly by $1.1 million quarter-over-quarter to $42.1 million. The provision to net charge-offs ratio was 118.03% in the first quarter of 2017, compared to 72.80% in the previous quarter.
Non-Performing Assets
(Unaudited)
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16
Total non-performing loans held-in-portfolio, excluding covered loans	$575,613	$557,915	$599,526
Non-performing loans held-for-sale	-	-	42,743
Other real estate owned (“OREO”), excluding covered OREO	185,836	180,445	165,960
Total non-performing assets, excluding covered assets	761,449	738,360	808,229
Covered loans and OREO	33,866	36,044	39,916
Total non-performing assets	$795,315	$774,404	$848,145
Net charge-offs for the quarter (excluding covered loans)	$35,633	$56,216	$42,448

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,734,721	$22,773,747	$22,507,737
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.53%	2.45%	2.66%
Allowance for loan losses to loans held-in-portfolio	2.27	2.24	2.26
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	89.77	91.47	84.80

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16
Provision for loan losses:
BPPR	$31,478	$37,357	$43,871
BPNA	10,579	3,567	4,069
Total provision for loan losses - non-covered loans	$42,057	$40,924	$47,940
Provision (reversal) for loan losses - covered loans	(1,359)	441	(3,105)
Total provision for loan losses	$40,698	$41,365	$44,835

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Mar-17	31-Dec-16	31-Mar-16
Provision for loan losses	$31,478	$37,357	$43,871
Net charge-offs	32,945	53,416	40,647
Total non-performing loans held-in-portfolio, excluding covered loans	548,385	532,508	561,612
Allowance / non-covered loans held-in-portfolio	2.75%	2.73%	2.70%

	Quarters ended
BPNA	31-Mar-17	31-Dec-16	31-Mar-16
Provision for loan losses	$10,579	$3,567	$4,069
Net charge-offs	2,688	2,800	1,801
Total non-performing loans held-in-portfolio	27,228	25,407	37,914
Allowance / non-covered loans held-in-portfolio	0.87%	0.75%	0.71%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16
Cash and money market investments	$3,993,572	$3,252,611	$2,327,083
Trading and investment securities	9,511,124	8,535,530	6,984,354
Loans not covered under loss-sharing agreements with the FDIC	22,734,721	22,773,747	22,507,737
Loans covered under loss-sharing agreements with the FDIC	551,980	572,878	625,130
Total assets	40,259,282	38,661,609	36,147,009
Deposits	32,212,579	30,496,224	27,526,593
Borrowings	1,993,886	2,055,477	2,349,992
Liabilities from discontinued operations	-	-	1,815
Total liabilities	35,069,069	33,463,652	30,896,709
Stockholders’ equity	5,190,213	5,197,957	5,250,300

Total assets increased by $1.6 billion from the fourth quarter of 2016 driven by:

  An increase of $0.8 billion in money market investments mainly at BPPR due to the higher liquidity driven by increase in deposits balances; and
  An increase of $1.0 billion in investment securities available-for-sale mainly at BPPR due to purchases of U.S. Treasury securities and mortgage-backed agency pools in anticipation of upcoming maturities.

These positive variances were partially offset by:

  A net decrease of $39.0 million in non-covered loans held-in-portfolio mainly driven by lower balances of residential mortgage and commercial loans at BPPR by $184.6 million, partially offset by growth in the commercial portfolio at BPNA by $151.1 million; and
  A decrease of $33.7 million in other assets mainly driven by the change in deferred taxes and prepaid income taxes by $26.1 million and $11.0 million, respectively, and a decrease in servicing advances by $8.0 million. These unfavorable variances were partially offset by an increase of $19.4 million in guaranteed mortgage loan claims receivable.

Total liabilities increased by $1.6 billion from the fourth quarter of 2016, principally driven by:

  An increase of $1.7 billion in deposits mainly due to an increase in retail demand deposits and deposits from the Puerto Rico public sector at BPPR, and increases in savings and time deposits at BPPR and BPNA. Refer to Table G for additional information on deposits; partially offset by:
  A decrease of $49.3 million in other liabilities mainly driven by a decrease in accrued interest payable of $11.3 million, mainly at Popular, Inc. Holding, and a decline in the amounts payable to the FDIC due to payments of $23.7 million during the first quarter related to the loss sharing agreement.

Stockholders’ equity decreased by approximately $7.7 million from the fourth quarter of 2016, mainly as a result of a net income for the quarter of $92.9 million, offset by declared dividends of $25.6 million on common stock and $0.9 million in dividends on preferred stock, and the impact of the $75 million buy back completed during the quarter. As a result of the ASR transaction, discussed in the Significant Events section, the Corporation recognized $79.5 million in treasury stock, based on the stock’s spot price, offset by a $4.5 million adjustment to capital surplus, resulting from the decline in the Corporation’s stock price during the term of the ASR.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.33%, $50.41 and $43.84, respectively at March 31, 2017 compared to 16.47%, $50.08 and $43.12 at December 31, 2016. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only management’s beliefs regarding future events and current expectations, many of which, by their nature, are inherently uncertain and outside of the control of the Corporation. It is possible that the Corporation’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated or implied in these forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission for a discussion of some of the risks and important factors that could affect the Corporation’s future results and financial condition. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

Conference Call

Popular will hold a conference call to discuss its financial results today Tuesday, April 25, 2017 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. [There is no charge to access the call]

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, May 25, 2017. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10103705.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Intentionally Left Blank (Consolidated Average Balances and Yield / Rate Analysis - YTD)

Table F - Mortgage Banking Activities & Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

POPULAR, INC.
Financial Supplement to First Quarter 2017 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended
	31-Mar-17	31-Dec-16	31-Mar-16
Basic EPS from continuing operations	$0.89	$(0.06)	$0.81
Basic EPS from discontinued operations	$-	$0.01	$-
Total Basic EPS	$0.89	$(0.05)	$0.81
Diluted EPS from continuing operations	$0.89	$(0.06)	$0.81
Diluted EPS from discontinued operations	$-	$0.01	$-
Total Diluted EPS	$0.89	$(0.05)	$0.81
Average common shares outstanding	102,932,989	103,368,820	103,188,815
Average common shares outstanding - assuming dilution	103,113,895	103,368,820	103,269,813
Common shares outstanding at end of period	101,956,740	103,790,932	103,670,005

Market value per common share	$40.73	$43.82	$28.61

Market capitalization - (In millions)	$4,153	$4,548	$2,966

Return on average assets	0.95%	(0.04%)	0.95%
	.	.
Return on average common equity	7.13%	(0.38%)	6.58%

Net interest margin	4.08%	4.02%	4.43%

Common equity per share	$50.41	$49.60	$50.16

Tangible common book value per common share (non-GAAP)	$43.84	$43.12	$43.55

Tangible common equity to tangible assets (non-GAAP)	11.29%	11.78%	12.73%

Tier 1 capital	16.33%	16.47%	15.79%

Total capital	19.33%	19.46%	18.78%

Tier 1 leverage	10.61%	10.91%	11.46%

Common Equity Tier 1 capital	16.33%	16.47%	15.79%

POPULAR, INC.
Financial Supplement to First Quarter 2017 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance
(In thousands, except per share information)	31-Mar-17	31-Dec-16	Q1 2017 vs. Q4 2016	31-Mar-16	Q1 2017 vs. Q1 2016
Interest income:
Loans	$363,136	$363,252	$(116)	$363,197	$(61)
Money market investments	6,573	5,108	1,465	2,863	3,710
Investment securities	44,886	41,283	3,603	36,271	8,615
Trading account securities	1,400	1,401	(1)	1,689	(289)
Total interest income	415,995	411,044	4,951	404,020	11,975
Interest expense:
Deposits	33,757	34,742	(985)	29,874	3,883
Short-term borrowings	1,095	1,761	(666)	1,861	(766)
Long-term debt	19,045	19,136	(91)	19,873	(828)
Total interest expense	53,897	55,639	(1,742)	51,608	2,289
Net interest income	362,098	355,405	6,693	352,412	9,686
Provision for loan losses - non-covered loans	42,057	40,924	1,133	47,940	(5,883)
Provision (reversal) for loan losses - covered loans	(1,359)	441	(1,800)	(3,105)	1,746
Net interest income after provision for loan losses	321,400	314,040	7,360	307,577	13,823
Service charges on deposit accounts	39,536	39,902	(366)	39,862	(326)
Other service fees	56,175	65,274	(9,099)	53,382	2,793
Mortgage banking activities	11,369	14,488	(3,119)	10,551	818
Net gain and valuation adjustments on investment securities	162	30	132	-	162
Trading account loss	(278)	(1,627)	1,349	(162)	(116)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	-	-	-	(304)	304
Adjustments (expense) to indemnity reserves on loans sold	(1,966)	(3,051)	1,085	(4,098)	2,132
FDIC loss-share expense	(8,257)	(130,334)	122,077	(3,146)	(5,111)
Other operating income	19,128	15,143	3,985	15,545	3,583
Total non-interest income (expense)	115,869	(175)	116,044	111,630	4,239
Operating expenses:
Personnel costs
Salaries	78,376	77,275	1,101	77,298	1,078
Commissions, incentives and other bonuses	20,078	17,405	2,673	20,769	(691)
Pension, postretirement and medical insurance	11,244	12,481	(1,237)	13,111	(1,867)
Other personnel costs, including payroll taxes	15,909	15,292	617	15,913	(4)
Total personnel costs	125,607	122,453	3,154	127,091	(1,484)
Net occupancy expenses	20,776	21,883	(1,107)	20,430	346
Equipment expenses	15,970	16,494	(524)	14,548	1,422
Other taxes	10,969	10,615	354	10,195	774
Professional fees
Collections, appraisals and other credit related fees	3,823	1,128	2,695	4,500	(677)
Programming, processing and other technology services	48,091	53,196	(5,105)	49,864	(1,773)
Legal fees, excluding collections	3,296	14,702	(11,406)	6,254	(2,958)
Other professional fees	14,040	16,667	(2,627)	14,841	(801)
Total professional fees	69,250	85,693	(16,443)	75,459	(6,209)
Communications	5,949	5,780	169	6,320	(371)
Business promotion	11,576	15,473	(3,897)	11,110	466
FDIC deposit insurance	6,493	5,926	567	7,370	(877)
Other real estate owned (OREO) expenses	12,818	13,703	(885)	9,141	3,677
Credit and debit card processing, volume, interchange and other expenses	5,532	4,817	715	5,722	(190)
Other operating expenses
Operational losses	7,536	6,579	957	2,661	4,875
All other	16,497	8,619	7,878	8,782	7,715
Total other operating expenses	24,033	15,198	8,835	11,443	12,590
Amortization of intangibles	2,345	2,836	(491)	3,114	(769)
Total operating expenses	311,318	320,871	(9,553)	301,943	9,375
Income (loss) from continuing operations before income tax	125,951	(7,006)	132,957	117,264	8,687
Income tax expense (benefit)	33,006	(1,766)	34,772	32,265	741
Income (loss) from continuing operations	92,945	(5,240)	98,185	84,999	7,946
Income from discontinued operations, net of tax	-	1,135	(1,135)	-	-
Net income (loss)	$92,945	$(4,105)	$97,050	$84,999	$7,946
Net income (loss) applicable to common stock	$92,014	$(5,036)	$97,050	$84,068	$7,946
Net income (loss) per common share - basic:
Net income (loss) from continuing operations	$0.89	$(0.06)	$0.95	$0.81	$0.08
Net income from discontinued operations	-	0.01	(0.01)	-	-
Net income (loss) per common share - basic	$0.89	$(0.05)	$0.94	$0.81	$0.08
Net income (loss) per common share - diluted:
Net income (loss) from continuing operations	$0.89	$(0.06)	$0.95	$0.81	$0.08
Net income from discontinued operations	-	0.01	(0.01)	-	-
Net income (loss) per common share - diluted	$0.89	$(0.05)	$0.94	$0.81	$0.08
Dividends Declared per Common Share	$0.25	$0.15	$0.10	$0.15	$0.10

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q1 2017 vs.
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16	Q4 2016
Assets:
Cash and due from banks	$340,225	$362,394	$409,623	$(22,169)
Money market investments	3,653,347	2,890,217	1,917,460	763,130
Trading account securities, at fair value	50,985	59,805	71,284	(8,820)
Investment securities available-for-sale, at fair value	9,197,527	8,209,806	6,649,830	987,721
Investment securities held-to-maturity, at amortized cost	96,326	98,101	99,216	(1,775)
Other investment securities, at lower of cost or realizable value	166,286	167,818	164,024	(1,532)
Loans held-for-sale, at lower of cost or fair value	85,309	88,821	125,315	(3,512)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,858,556	22,895,172	22,618,488	(36,616)
Loans covered under loss-sharing agreements with the FDIC	551,980	572,878	625,130	(20,898)
Less: Unearned income	123,835	121,425	110,751	2,410
Allowance for loan losses	544,496	540,651	538,472	3,845
Total loans held-in-portfolio, net	22,742,205	22,805,974	22,594,395	(63,769)
FDIC loss-share asset	58,793	69,334	219,448	(10,541)
Premises and equipment, net	548,995	543,981	527,493	5,014
Other real estate not covered under loss-sharing agreements with the FDIC	185,836	180,445	165,960	5,391
Other real estate covered under loss-sharing agreements with the FDIC	29,926	32,128	36,397	(2,202)
Accrued income receivable	128,018	138,042	120,308	(10,024)
Mortgage servicing assets, at fair value	193,698	196,889	205,051	(3,191)
Other assets	2,111,806	2,145,510	2,156,030	(33,704)
Goodwill	627,294	627,294	631,095	-
Other intangible assets	42,706	45,050	54,080	(2,344)
Total assets	$40,259,282	$38,661,609	$36,147,009	$1,597,673
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$7,262,328	$6,980,443	$6,384,093	$281,885
Interest bearing	24,950,251	23,515,781	21,142,500	1,434,470
Total deposits	32,212,579	30,496,224	27,526,593	1,716,355
Federal funds purchased and assets sold under agreements to repurchase	434,714	479,425	760,154	(44,711)
Other short-term borrowings	1,200	1,200	6,370	-
Notes payable	1,557,972	1,574,852	1,583,468	(16,880)
Other liabilities	862,604	911,951	1,018,309	(49,347)
Liabilities from discontinued operations	-	-	1,815	-
Total liabilities	35,069,069	33,463,652	30,896,709	1,605,417
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,041	1,040	1,039	1
Surplus	4,261,346	4,255,022	4,231,233	6,324
Retained earnings	1,286,706	1,220,307	1,156,476	66,399
Treasury stock	(89,128)	(8,286)	(6,858)	(80,842)
Accumulated other comprehensive loss	(319,912)	(320,286)	(181,750)	374
Total stockholders’ equity	5,190,213	5,197,957	5,250,300	(7,744)
Total liabilities and stockholders’ equity	$40,259,282	$38,661,609	$36,147,009	$1,597,673

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Mar-17			31-Dec-16			31-Mar-16			Q1 2017 vs. Q4 2016			Q1 2017 vs. Q1 2016
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$12,423	$52.9	1.71%	$12,185	$47.8	1.57%	$8,951	$40.8	1.83%	$238	$5.1	0.14%	$3,472	$12.1	(0.12)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,704	118.8	4.97	9,435	116.5	4.91	8,957	110.6	4.97	269	2.3	0.06	747	8.2	-
Construction	821	10.9	5.41	737	9.9	5.36	704	9.3	5.30	84	1.0	0.05	117	1.6	0.11
Mortgage	6,606	88.4	5.35	6,598	88.5	5.37	6,830	89.7	5.25	8	(0.1)	(0.02)	(224)	(1.3)	0.10
Consumer	3,704	95.2	10.43	3,774	97.3	10.26	3,807	98.0	10.35	(70)	(2.1)	0.17	(103)	(2.8)	0.08
Lease financing	708	11.6	6.54	688	11.4	6.64	630	10.7	6.78	20	0.2	(0.10)	78	0.9	(0.24)
Total loans (excluding WB loans)	21,543	324.9	6.09	21,232	323.6	6.07	20,928	318.3	6.11	311	1.3	0.02	615	6.6	(0.02)
WB loans	1,810	38.2	8.53	1,845	39.6	8.56	2,058	44.9	8.76	(35)	(1.4)	(0.03)	(248)	(6.7)	(0.23)
Total loans	23,353	363.1	6.28	23,077	363.2	6.27	22,986	363.2	6.34	276	(0.1)	0.01	367	(0.1)	(0.06)
Total interest earning assets	35,776	$416.0	4.69%	35,262	$411.0	4.65%	31,937	$404.0	5.08%	514	$5.0	0.04%	3,839	$12.0	(0.39)%
Allowance for loan losses	(542)			(562)			(536)			20			(6)
Other non-interest earning assets	4,312			4,386			4,491			(74)			(179)
Total average assets	$39,546			$39,086			$35,892			$460			$3,654

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$8,516	$8.5	0.41%	$8,007	$8.3	0.41%	$5,712	$5.6	0.39%	$509	$0.2	-%	$2,804	$2.9	0.02%
Savings	8,041	4.9	0.25	7,796	4.7	0.24	7,275	4.3	0.23	245	0.2	0.01	766	0.6	0.02
Time deposits	7,756	20.4	1.06	7,858	21.7	1.10	8,058	20.0	1.00	(102)	(1.3)	(0.04)	(302)	0.4	0.06
Total interest bearing deposits	24,313	33.8	0.56	23,661	34.7	0.58	21,045	29.9	0.57	652	(0.9)	(0.02)	3,268	3.9	(0.01)
Borrowings	2,025	20.1	4.00	2,212	20.9	3.78	2,441	21.7	3.58	(187)	(0.8)	0.22	(416)	(1.6)	0.42
Total interest bearing liabilities	26,338	53.9	0.83	25,873	55.6	0.86	23,486	51.6	0.88	465	(1.7)	(0.03)	2,852	2.3	(0.05)
Net interest spread			3.86%			3.79%			4.20%			0.07%			(0.34)%
Non-interest bearing deposits	7,027			6,976			6,293			51			734
Other liabilities	896			901			920			(5)			(24)
Liabilities from discontinued operations	-			2			2			(2)			(2)
Stockholders' equity	5,285			5,334			5,191			(49)			94
Total average liabilities and stockholders' equity	$39,546			$39,086			$35,892			$460			$3,654

Net interest income / margin non-taxable equivalent basis		$362.1	4.08%		$355.4	4.02%		$352.4	4.43%		$6.7	0.06%		$9.7	(0.35)%

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q1 2017 vs.	Q1 2017 vs.
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16	Q4 2016	Q1 2016
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$13,452	$14,211	$14,802	$(759)	$(1,350)
Mortgage servicing rights fair value adjustments	(5,954)	(6,457)	(8,477)	503	2,523
Total mortgage servicing fees, net of fair value adjustments	7,498	7,754	6,325	(256)	1,173
Net gain on sale of loans, including valuation on loans held-for-sale	5,381	2,535	7,110	2,846	(1,729)
Trading account (loss) profit:
Unrealized gains (losses) on outstanding derivative positions	(40)	43	(80)	(83)	40
Realized (losses) gains on closed derivative positions	(1,470)	4,156	(2,804)	(5,626)	1,334
Total trading account (loss) profit	(1,510)	4,199	(2,884)	(5,709)	1,374
Total mortgage banking activities	$11,369	$14,488	$10,551	$(3,119)	$818

Other Service Fees				Variance
	Quarters ended			Q1 2017 vs.	Q1 2017 vs.
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16	Q4 2016	Q1 2016
Other service fees:
Debit card fees	$11,543	$12,088	$11,287	$(545)	$256
Insurance fees	12,805	20,804	12,850	(7,999)	(45)
Credit card fees	18,276	18,324	16,858	(48)	1,418
Sale and administration of investment products	5,082	5,652	4,839	(570)	243
Trust fees	4,955	4,782	4,235	173	720
Other fees	3,514	3,624	3,313	(110)	201
Total other service fees	$56,175	$65,274	$53,382	$(9,099)	$2,793

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16	Q1 2017 vs. Q4 2016	Q1 2017 vs. Q1 2016
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,811,700	$10,798,507	$10,228,389	$13,193	$583,311
Construction	831,305	776,300	734,858	55,005	96,447
Legacy [1]	40,688	45,293	61,044	(4,605)	(20,356)
Lease financing	719,643	702,893	643,142	16,750	76,501
Mortgage	6,627,987	6,696,361	6,979,201	(68,374)	(351,214)
Consumer	3,703,398	3,754,393	3,861,103	(50,995)	(157,705)
Total non-covered loans held-in-portfolio	$22,734,721	$22,773,747	$22,507,737	$(39,026)	$226,984
Loans covered under FDIC loss-sharing agreements	551,980	572,878	625,130	(20,898)	(73,150)
Total loans held-in-portfolio	$23,286,701	$23,346,625	$23,132,867	$(59,924)	$153,834
Loans held-for-sale:
Commercial	$-	$-	$42,771	$-	$(42,771)
Construction	-	-	2	-	(2)
Mortgage	85,309	88,821	82,542	(3,512)	2,767
Total loans held-for-sale	$85,309	$88,821	$125,315	$(3,512)	$(40,006)
Total loans	$23,372,010	$23,435,446	$23,258,182	$(63,436)	$113,828
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	31-Mar-17	31-Dec-16	31-Mar-16	Q1 2017 vs. Q4 2016	Q1 2017 vs.Q1 2016
Demand deposits [1]	$10,136,435	$9,053,897	$7,324,982	$1,082,538	$2,811,453
Savings, NOW and money market deposits (non-brokered)	13,939,838	13,327,298	11,940,103	612,540	1,999,735
Savings, NOW and money market deposits (brokered)	423,339	405,487	383,745	17,852	39,594
Time deposits (non-brokered)	7,508,726	7,486,717	7,348,132	22,009	160,594
Time deposits (brokered CDs)	204,241	222,825	529,631	(18,584)	(325,390)
Total deposits	$32,212,579	$30,496,224	$27,526,593	$1,716,355	$4,685,986
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	31-Mar-17	As a % of loans HIP by category	31-Dec-16	As a % of loans HIP by category	31-Mar-16	As a % of loans HIP by category	Q1 2017 vs. Q4 2016	Q1 2017 vs. Q1 2016
Non-accrual loans:
Commercial	$179,241	1.7%	$163,348	1.5%	$197,631	1.9%	$15,893	$(18,390)
Construction	-	-	-	-	3,941	0.5	-	(3,941)
Legacy [1]	3,335	8.2	3,337	7.4	4,046	6.6	(2)	(711)
Lease financing	2,444	0.3	3,062	0.4	3,419	0.5	(618)	(975)
Mortgage	331,339	5.0	329,907	4.9	334,907	4.8	1,432	(3,568)
Consumer	59,254	1.6	58,261	1.6	55,582	1.4	993	3,672
Total non-performing loans held-in-
portfolio, excluding covered loans	575,613	2.5%	557,915	2.5%	599,526	2.7%	17,698	(23,913)
Non-performing loans held-for-sale [2]	-		-		42,743		-	(42,743)
Other real estate owned (“OREO”),
excluding covered OREO	185,836		180,445		165,960		5,391	19,876
Total non-performing assets,
excluding covered assets	761,449		738,360		808,229		23,089	(46,780)
Covered loans and OREO	33,866		36,044		39,916		(2,178)	(6,050)
Total non-performing assets	$795,315		$774,404		$848,145		$20,911	$(52,830)
Accruing loans past due 90 days or more [3]	$408,346		$426,652		$426,437		$(18,306)	$(18,091)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.53%		2.45%		2.66%
Allowance for loan losses to loans
held-in-portfolio	2.27		2.24		2.26
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	89.77		91.47		84.80
Ratios including covered loans:
Non-performing assets to total assets	1.98%		2.00%		2.35%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.49		2.41		2.61
Allowance for loan losses to loans
held-in-portfolio	2.34		2.32		2.33
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	93.95		96.23		89.29
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] There were no non-performing loans held-for-sale as of March 31, 2017 and December 31, 2016 (March 31, 2016 - $42.7 million in commercial loans and $2 thousand in construction loans).

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $173 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2017 (December 31, 2016 - $181 million; March 31, 2016 - $161 million). Furthermore, the Corporation has approximately $58.6 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (December 31, 2016 - $68 million; March 31, 2016 - $68 million).

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-17			31-Dec-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$159,655	$3,693	$163,348	$167,047	$3,524	$170,571
Plus:
New non-performing loans	33,600	1,355	34,955	17,409	1,615	19,024
Advances on existing non-performing loans	-	-	-	-	5	5
Less:
Non-performing loans transferred to OREO	(3,510)	-	(3,510)	(1,559)	-	(1,559)
Non-performing loans charged-off	(5,153)	(46)	(5,199)	(12,925)	(35)	(12,960)
Loans returned to accrual status / loan collections	(9,115)	(1,238)	(10,353)	(10,317)	(1,416)	(11,733)
Ending balance NPLs	$175,477	$3,764	$179,241	$159,655	$3,693	$163,348

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-17			31-Dec-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$318,194	$11,713	$329,907	$331,346	$14,430	$345,776
Plus:
New non-performing loans	82,149	4,753	86,902	76,278	4,835	81,113
Less:
Non-performing loans transferred to OREO	(11,256)	(46)	(11,302)	(7,791)	(315)	(8,106)
Non-performing loans charged-off	(9,428)	(69)	(9,497)	(16,404)	240	(16,164)
Loans returned to accrual status / loan collections	(60,209)	(4,462)	(64,671)	(65,235)	(7,477)	(72,712)
Ending balance NPLs	$319,450	$11,889	$331,339	$318,194	$11,713	$329,907

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-17			31-Dec-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,337	$3,337	$-	$3,450	$3,450
Plus:
New non-performing loans	-	-	-	-	17	17
Advances on existing non-performing loans	-	47	47	-	7	7
Less:
Non-performing loans charged-off	-	(2)	(2)	-	(89)	(89)
Loans returned to accrual status / loan collections	-	(47)	(47)	-	(48)	(48)
Ending balance NPLs	$-	$3,335	$3,335	$-	$3,337	$3,337

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	31-Mar-17			31-Dec-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$477,849	$18,743	$496,592	$498,393	$21,404	$519,797
Plus:
New non-performing loans	115,749	6,108	121,857	93,687	6,467	100,154
Advances on existing non-performing loans	-	47	47	-	12	12
Less:
Non-performing loans transferred to OREO	(14,766)	(46)	(14,812)	(9,350)	(315)	(9,665)
Non-performing loans charged-off	(14,581)	(117)	(14,698)	(29,329)	116	(29,213)
Loans returned to accrual status / loan collections	(69,324)	(5,747)	(75,071)	(75,552)	(8,941)	(84,493)
Ending balance NPLs	$494,927	$18,988	$513,915	$477,849	$18,743	$496,592

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Mar-17					31-Dec-16					31-Mar-16
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$510,301		$30,350	$540,651		$525,593		$30,262	$555,855		$502,935		$34,176	$537,111
Provision (reversal) for loan losses	42,057		(1,359)	40,698		40,924		441	41,365		47,940		(3,105)	44,835
	552,358		28,991	581,349		566,517		30,703	597,220		550,875		31,071	581,946
Net loans charged-off (recovered):
BPPR
Commercial	2,638		-	2,638		9,205		-	9,205		2,704		-	2,704
Construction	(144)		-	(144)		8		-	8		311		-	311
Lease financing	813		-	813		1,000		-	1,000		1,638		-	1,638
Mortgage	13,555		1,128	14,683		20,919		360	21,279		14,696		996	15,692
Consumer	16,083		92	16,175		22,284		(7)	22,277		21,298		30	21,328
Total BPPR	32,945		1,220	34,165		53,416		353	53,769		40,647		1,026	41,673

BPNA
Commercial	(463)		-	(463)		(1,080)		-	(1,080)		205		-	205
Legacy [1]	(488)		-	(488)		(253)		-	(253)		(247)		-	(247)
Mortgage	(104)		-	(104)		(255)		-	(255)		230		-	230
Consumer	3,743		-	3,743		4,388		-	4,388		1,613		-	1,613
Total BPNA	2,688		-	2,688		2,800		-	2,800		1,801		-	1,801
Total loans charged-off - Popular, Inc.	35,633		1,220	36,853		56,216		353	56,569		42,448		1,026	43,474
Balance at end of period	$516,725		$27,771	$544,496		$510,301		$30,350	$540,651		$508,427		$30,045	$538,472

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.63%			0.63%		1.00%			0.98%		0.76%			0.76%
Provision for loan losses to net charge-offs	1.18	x		1.10	x	0.73	x		0.73	x	1.13	x		1.03	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.77%			0.78%		1.25%			1.22%		0.93%			0.92%
Provision for loan losses to net charge-offs	0.96	x		0.88	x	0.70	x		0.70	x	1.08	x		0.98	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.19%					0.21%					0.15%
Provision for loan losses to net charge-offs				3.94	x				1.27	x				2.26	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Mar-17
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total [3]
Specific ALLL		$51,276	$-	$-	$43,264	$522	$23,010	$118,072
Impaired loans	[1]	$348,823	$-	$-	$510,568	$1,803	$109,016	$970,210
Specific ALLL to impaired loans	[1]	14.70%	-%	-%	8.47%	28.95%	21.11%	12.17%
General ALLL		$157,408	$9,997	$1,166	$105,955	$7,375	$116,752	$398,653
Loans held-in-portfolio, excluding impaired loans	[1]	$10,462,877	$831,305	$40,688	$6,117,419	$717,840	$3,594,382	$21,764,511
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.50%	1.20%	2.87%	1.73%	1.03%	3.25%	1.83%
Total ALLL		$208,684	$9,997	$1,166	$149,219	$7,897	$139,762	$516,725
Total non-covered loans held-in-portfolio	[1]	$10,811,700	$831,305	$40,688	$6,627,987	$719,643	$3,703,398	$22,734,721
ALLL to loans held-in-portfolio	[1]	1.93%	1.20%	2.87%	2.25%	1.10%	3.77%	2.27%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of March 31, 2017 the general allowance on the covered loans amounted to $27.8 million.

31-Dec-16
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total [3]
Specific ALLL		$42,375	$-	$-	$44,610	$535	$23,857	$111,377
Impaired loans	[1]	$338,422	$-	$-	$506,364	$1,817	$109,454	$956,057
Specific ALLL to impaired loans	[1]	12.52%	-%	-%	8.81%	29.44%	21.80%	11.65%
General ALLL		$160,279	$9,525	$1,343	$103,324	$7,127	$117,326	$398,924
Loans held-in-portfolio, excluding impaired loans	[1]	$10,460,085	$776,300	$45,293	$6,189,997	$701,076	$3,644,939	$21,817,690
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.53%	1.23%	2.97%	1.67%	1.02%	3.22%	1.83%
Total ALLL		$202,654	$9,525	$1,343	$147,934	$7,662	$141,183	$510,301
Total non-covered loans held-in-portfolio	[1]	$10,798,507	$776,300	$45,293	$6,696,361	$702,893	$3,754,393	$22,773,747
ALLL to loans held-in-portfolio	[1]	1.88%	1.23%	2.97%	2.21%	1.09%	3.76%	2.24%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2016 the general allowance on the covered loans amounted to $30.4 million.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$8,901	$-	$-	$(1,346)	$(13)	$(847)	$6,695
Impaired loans		$10,401	$-	$-	$4,204	$(14)	$(438)	$14,153
General ALLL		$(2,871)	$472	$(177)	$2,631	$248	$(574)	$(271)
Loans held-in-portfolio, excluding impaired loans		$2,792	$55,005	$(4,605)	$(72,578)	$16,764	$(50,557)	$(53,179)
Total ALLL		$6,030	$472	$(177)	$1,285	$235	$(1,421)	$6,424
Total non-covered loans held-in-portfolio		$13,193	$55,005	$(4,605)	$(68,374)	$16,750	$(50,995)	$(39,026)

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Mar-17
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$51,276	$-	$41,067	$522	$22,331	$115,196
General ALLL non-covered loans	136,355	1,961	103,870	7,375	101,760	351,321
ALLL - non-covered loans	187,631	1,961	144,937	7,897	124,091	466,517
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	27,341	-	430	27,771
ALLL - covered loans	-	-	27,341	-	430	27,771
Total ALLL	$187,631	$1,961	$172,278	$7,897	$124,521	$494,288
Loans held-in-portfolio:
Impaired non-covered loans	$348,823	$-	$501,647	$1,803	$106,236	$958,509
Non-covered loans held-in-portfolio, excluding impaired loans	6,715,507	95,459	5,368,071	717,840	3,120,843	16,017,720
Non-covered loans held-in-portfolio	7,064,330	95,459	5,869,718	719,643	3,227,079	16,976,229
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	536,287	-	15,693	551,980
Covered loans held-in-portfolio	-	-	536,287	-	15,693	551,980
Total loans held-in-portfolio	$7,064,330	$95,459	$6,406,005	$719,643	$3,242,772	$17,528,209

31-Dec-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$42,375	$-	$42,428	$535	$23,185	$108,523
General ALLL non-covered loans	147,311	1,353	100,892	7,127	102,778	359,461
ALLL - non-covered loans	189,686	1,353	143,320	7,662	125,963	467,984
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	30,159	-	191	30,350
ALLL - covered loans	-	-	30,159	-	191	30,350
Total ALLL	$189,686	$1,353	$173,479	$7,662	$126,154	$498,334
Loans held-in-portfolio:
Impaired non-covered loans	$338,422	$-	$497,488	$1,817	$106,615	$944,342
Non-covered loans held-in-portfolio, excluding impaired loans	6,863,795	85,558	5,419,012	701,076	3,154,641	16,224,082
Non-covered loans held-in-portfolio	7,202,217	85,558	5,916,500	702,893	3,261,256	17,168,424
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	556,570	-	16,308	572,878
Covered loans held-in-portfolio	-	-	556,570	-	16,308	572,878
Total loans held-in-portfolio	$7,202,217	$85,558	$6,473,070	$702,893	$3,277,564	$17,741,302

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$8,901	$-	$(1,361)	$(13)	$(854)	$6,673
General ALLL non-covered loans	(10,956)	608	2,978	248	(1,018)	(8,140)
ALLL - non-covered loans	(2,055)	608	1,617	235	(1,872)	(1,467)
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	(2,818)	-	239	(2,579)
ALLL - covered loans	-	-	(2,818)	-	239	(2,579)
Total ALLL	$(2,055)	$608	$(1,201)	$235	$(1,633)	$(4,046)
Loans held-in-portfolio:
Impaired non-covered loans	$10,401	$-	$4,159	$(14)	$(379)	$14,167
Non-covered loans held-in-portfolio, excluding impaired loans	(148,288)	9,901	(50,941)	16,764	(33,798)	(206,362)
Non-covered loans held-in-portfolio	(137,887)	9,901	(46,782)	16,750	(34,177)	(192,195)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(20,283)	-	(615)	(20,898)
Covered loans held-in-portfolio	-	-	(20,283)	-	(615)	(20,898)
Total loans held-in-portfolio	$(137,887)	$9,901	$(67,065)	$16,750	$(34,792)	$(213,093)

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Mar-17
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,197	$679	$2,876
General ALLL	21,053	8,036	1,166	2,085	14,992	47,332
Total ALLL	$21,053	$8,036	$1,166	$4,282	$15,671	$50,208
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,921	$2,780	$11,701
Loans held-in-portfolio, excluding impaired loans	3,747,370	735,846	40,688	749,348	473,539	5,746,791
Total loans held-in-portfolio	$3,747,370	$735,846	$40,688	$758,269	$476,319	$5,758,492

31-Dec-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,182	$672	$2,854
General ALLL	12,968	8,172	1,343	2,432	14,548	39,463
Total ALLL	$12,968	$8,172	$1,343	$4,614	$15,220	$42,317
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,876	$2,839	$11,715
Loans held-in-portfolio, excluding impaired loans	3,596,290	690,742	45,293	770,985	490,298	5,593,608
Total loans held-in-portfolio	$3,596,290	$690,742	$45,293	$779,861	$493,137	$5,605,323

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$15	$7	$22
General ALLL	8,085	(136)	(177)	(347)	444	7,869
Total ALLL	$8,085	$(136)	$(177)	$(332)	$451	$7,891
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$45	$(59)	$(14)
Loans held-in-portfolio, excluding impaired loans	151,080	45,104	(4,605)	(21,637)	(16,759)	153,183
Total loans held-in-portfolio	$151,080	$45,104	$(4,605)	$(21,592)	$(16,818)	$153,169

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Mar-17	31-Dec-16	31-Mar-16
Total stockholders’ equity	$5,190,213	$5,197,957	$5,250,300
Less: Preferred stock	(50,160)	(50,160)	(50,160)
	$5,140,053	$5,147,797	$5,200,140
Common shares outstanding at end of period	101,956,740	103,790,932	103,670,005
Common equity per share	$50.41	$49.60	$50.16

Total stockholders’ equity	$5,190,213	$5,197,957	$5,250,300
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(627,294)	(627,294)	(631,095)
Less: Other intangibles	(42,706)	(45,050)	(54,080)
Total tangible common equity	$4,470,053	$4,475,453	$4,514,965
Total assets	$40,259,282	$38,661,609	$36,147,009
Less: Goodwill	(627,294)	(627,294)	(631,095)
Less: Other intangibles	(42,706)	(45,050)	(54,080)
Total tangible assets	$39,589,282	$37,989,265	$35,461,834
Tangible common equity to tangible assets	11.29%	11.78%	12.73%
Common shares outstanding at end of period	101,956,740	103,790,932	103,670,005
Tangible book value per common share	$43.84	$43.12	$43.55

Popular, Inc.
Financial Supplement to First Quarter 2017 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues (Expenses)
	Quarters ended
(In thousands)	31-Mar-17	31-Dec-16	Variance
Interest income on WB loans	$38,182	$39,642	$(1,460)
FDIC loss-share expense:
Amortization of indemnification asset	(776)	(864)	88
80% mirror accounting on credit impairment losses (reversal) [1]	148	720	(572)
80% mirror accounting on reimbursable expenses	921	1,395	(474)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	4,833	(26,215)	31,048
Change in true-up payment obligation	(7,385)	(18,671)	11,286
Arbitration decision charge	-	(81,273)	81,273
Other	(5,998)	(5,426)	(572)
Total FDIC loss-share expense	(8,257)	(130,334)	122,077
Total income (expense)	29,925	(90,692)	120,617
Provision (reversal) for loan losses- WB loans	(499)	(2,292)	1,793
Total income (expense) less provision (reversal) for loan losses	$30,424	$(88,400)	$118,824

[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreement for interest not collected from borrowers is limited under the agreement (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [1][2]
(In thousands)	31-Mar-17	31-Dec-16	Variance
Professional fees	$(2,635)	$6,936	$(9,571)
OREO expenses	3,033	2,766	267
Other operating expenses	1,615	1,619	(4)
Total operating expenses	$2,013	$11,321	$(9,308)
[1] Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreements.
[2] Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Mar-17	31-Dec-16	Variance
Loans	$1,810	$1,845	$(35)
FDIC loss-share asset	44	126	(82)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	31-Mar-17		31-Dec-16
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,010,087	$1,738,329	$1,038,692	$1,767,539
Accretion	(36,892)	36,892	(38,149)	38,149
Changes in expected cash flows	8,011	-	9,544	-
Collections / loan sales / charge-offs	-	(86,321)	-	(67,359)
Ending balance [1]	981,206	1,688,900	1,010,087	1,738,329
Allowance for loan losses - ASC 310-30 loans	-	(66,544)	-	(68,877)
Ending balance, net of allowance for loan losses	$981,206	$1,622,356	$1,010,087	$1,669,452
[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $542 million as of March 31, 2017 and $563 million as of December 31, 2016.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Mar-17		31-Dec-16
Balance at beginning of period		$69,334		$152,467
Amortization		(776)		(864)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		148		720
Reimbursable expenses to be covered under loss-sharing agreements		921		1,395
Net payments from FDIC under loss-sharing agreements		-		(3,111)
Arbitration decision charge		-		(81,273)
Other adjustments attributable to FDIC loss-sharing agreements		(5,550)		-
Balance at end of period		64,077		69,334
Balance due to the FDIC for recoveries on covered assets [1]		(5,284)		(27,578)
Net balance of indemnity asset and amounts due from the FDIC		$58,793		$41,756

[1] Balance due to the FDIC for recoveries on covered assets for the quarter ended December 31, 2016 amounting to $27.6 million was included in other liabilities in the accompanying consolidated statement of condition.

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		31-Mar-17		31-Dec-16
Balance at beginning of period		$4,812		$7,305
Amortization		(776)		(864)
Impact of change in projected losses		(107)		(1,629)
Balance at end of period		$3,929		$4,812

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications